UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Report: May 5, 2006
                        (Date of earliest event reported)

                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                0-17371           90-0196936
     (State or other          (Commission      (I.R.S. Employer
       jurisdiction          File Number)       Identification
   of incorporation or                             Number)
      organization)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 7.01 Regulation FD Disclosure

      On May 5, 2006, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of April 2006.

      The information for April 2006 is as follows:

                        November     December     January      February       March        April         Total
                          2005         2005        2006          2006         2006         2006
Production Wells           22           51          41            64           78           55           311
Drilled

Production Wells           2            16          48            48           55           49           218
Connected

Production Wells           21           5            2            16           21           17            82
Recompleted

SWD Wells Drilled          1            1            1            2            2            2             9

Pipeline Installed        6.85         27.9        33.3          39.6         48.3          59          214.95
(miles)

Gross Volumes          1,106,027    1,084,911    1,166,544    1,073,168    1,242,570   1,271,411(2)   6,944,631
Transported (mcf)(1)

Net Acres Leased        1,340.55     3,851.48    4,376.74      4,215.22     6,280.54     5,451.19     25,515.72

----------------------
(1) Includes approximately 3,000 to 4,000 mcf/daily of natural gas that is transported on our gathering pipeline system for third parties. We receive approximately 30% of these volumes as compensation for transporting this natural gas.

(2) Preliminary estimate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By:   /s/ Jerry D. Cash
                                          --------------------
                                          Jerry D. Cash
                                          Chief Executive Officer

      Date: May 5, 2006



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